SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 24, 2005
                                                          -----------------


                          Falcon Ridge Development Inc.
                (formerly known as PocketSpec Technologies Inc.)
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                       0-28789                84-1461919
  ------------------------------      -------------       -------------------
  (State or  other  jurisdiction      (Commission              (IRS Employer
  of incorporation)                    File Number)       Identification No.)




   5111 Juan Tabo Boulevard N.E. Albuquerque, New Mexico        87111
   -----------------------------------------------------      ---------
         (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (866) 302-2248
                                                            -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - THE COMPANY'S BUSINESS AND OPERATIONS.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.

ITEMS  1.01, 5.01 AND 5.02. ENTRY INTO A MATERIAL
                            DEFINITIVE AGREEMENT, CHANGES IN CONTROL OF THE REGISTRANT AND DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; CHANGE OF FISCAL YEAR.

OVERVIEW

     On May 20, 2005, we completed a reverse acquisition transaction. We acquired Sierra Norte, LLC, a New Mexico limited liability company, which thereby became a wholly-owned subsidiary of ours. Sierra Norte, LLC is a land development company in the Albuquerque, New Mexico area.

     As a result of the acquisition, Sierra Norte, LLC continues as a wholly-owned subsidiary of ours and the former security holders of Sierra Norte, LLC acquired a majority of our outstanding shares of common stock, par value $.001 per share. The reverse acquisition was consummated under Colorado law and pursuant to an Agreement and Plan of Reorganization, dated as of May 20, 2005 (the Acquisition Agreement), a copy of which is filed as an exhibit to our May 24, 2005 Form 8K.

     We have reincorporated the company to Nevada from Colorado and changed the name of the public company to Falcon Ridge Development Inc., after stockholder approval on July 6, 2005. In connection with the name change, we acquired a new trading symbol, FLRD.OB.

THE ACQUISITION AND SUBSEQUENT TRANSACTION

     Pursuant to the Acquisition Agreement, at closing, stockholders of Sierra Norte, LLC received 100,000,000 shares of our common stock for a 100% interest in Sierra Norte, LLC. The consideration issued in the Acquisition was determined as a result of arm's-length negotiations between the parties.

     Immediately following the closing, we sold to a group of investors our wholly-owned subsidiary, ColorSpec Technologies, Inc, in exchange for an indemnification of us from liabilities by these investors. The investors assumed historical ColorSpec operations and its historical liabilities of those operations. A copy of this agreement was filed as an exhibit to our May 24, 2005 Form 8K.

     Giving effect to the issuance of these new shares, there were a total of 137,265,372 shares of our common stock issued and outstanding after the Acquisition.

     On July 6, 2005, we entered into an exchange of securities whereby we acquired 100% of the ownership of Spanish Trails, LLC, a New Mexico limited liability company in exchange for the issuance of a total of 614,882,069 common shares. As a result, we now have a total of 752,507,441 common shares issued and outstanding.

MANAGEMENT

   EXECUTIVE OFFICERS AND DIRECTORS:   Position(s)             Effective Date
   ---------------------------------   -------------------     ---------------
   Fred Montano                  53     Chairman and Chief      May 20, 2005
                                        Executive Officer,
                                        Director

   Karen Duran                   63      Secretary Treasurer    May 20, 2005
                                         And Chief Financial
                                         Officer

   Jerry Apodaca                 70      Director               June 9, 2005

   Sebastian Ramirez             54      Director               June 9, 2005

   Matthew Milonas               38      Director               June 9, 2005

   Troy Duran                    39      Director               June 9, 2005

     The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, present directors and proposed directors are as follows:

     Fred Montano, Chairman and Chief Executive Officer. Mr. Montano has worked with Sierra Norte since its founding in June, 2003. He became our Chairman and Chief Executive Officer on May 20, 2005. He has been an owner of Falcon Ridge Development, LLC, a private New Mexico real estate development company since 1997. Prior to that time, he did real estate development on behalf of client home builders. He is a licensed New Mexico real estate broker. He attended the University of New Mexico.

     Karen Duran, Secretary. Ms. Duran became our Secretary on May 20, 2005 and our Treasurer on June 9, 2005. She has been an owner of Falcon Ridge Development, LLC, a private New Mexico real estate development company since 1997. Prior to that time, she did real estate development on behalf of client home builders. She is a licensed New Mexico real estate broker. She attended the University of New Mexico.

     Jerry Apodaca, Director. Mr. Apodaca served as New Mexico's 24th governor from 1975 to 1979. Beginning in 1979, he wrote a statewide column, "From the Outside", served as a member of the Board of Regents of the University of New Mexico from 1985-1991, two of those years as president, invested in several businesses, consulted certain corporations on marketing the Hispanic consumer, traveled to many university campuses as a motivational speaker, headed three non-profit organizations, and was involved in the start-up of two national Hispanic publications. He was one of the founders of Vista Magazine, an English language newspaper insert targeted at Hispanics and was the founding publisher of Hispanic Magazine. From 1985-1992, he served as president of the Hispanic Association on Corporate Responsibility, a coalition of national Hispanic organizations, which came together to improve working relations with corporate America. During this time he negotiated and signed seven corporate fair share agreements. In 1990 he founded the Japan-Hispanic Institute and served as president until 1994. The Institute worked to improve relations with Japanese owned companies and the Hispanic community. That same year he founded the National Institute of Former Governors. As its president, he recruited many of the former governors to bring their individual experience, talents and knowledge to work on problems in our country. In 1989, he and his son Jerry founded Apodaca Investment Group, a money management firm with offices in San Francisco. He served as Chairman and CEO until 1997 when he resigned from the company to run for governor. At that time the firm was managing 500 million dollars. He is currently Chairman of the Board of Infinite Dispute Resolution Services, LLC, a mediation firm, President of Jerry Apodaca Consultants, LLC., and a senior level associate with Butch Maki & Associates, Santa Fe, NM.

     Mr. Apodaca serves on the board of Educate New Mexico, a recently established non-profit, which provides scholarships to families that need financial assistance to send their kids to private schools. He also sits on the state board of the Fellowship of Christian Athletes. For the past four years he has devoted his time every week to work as a mentor with grade school kids who need help with their reading.

     He is a graduate of the University of New Mexico. He is past Chairman of the President's Council on Fitness and Sports. In 1977 he was elected Chairman of the Education Commission of the States. In 1978 he was the recipient of the Award for Distinguished Service for Higher Education. He was also awarded Honorary Doctor of Law degrees from Our Lady of the Lake University and Eastern New Mexico University.

     Sebastian Ramirez, Director. From 1999 to the present, he has been President of Sebastian R. Ramirez Advisors, a consulting firm specializing in market research and analysis, market development and strategic planning. From 2004, to present, he has also been a Partner in Cascade Design and Development, a company offering professional architectural, engineering, and planning services to the public and private sectors in New Mexico. From 1993 to 1998, he was President of Rampar Development Corporation, a diversified firm offering full service engineering, land development, and financial and planning services to public and private sector clients in New Mexico.

     Mr. Ramirez is a graduate of the University of New Mexico and has post-graduate work on a Master's degree from the University of New Mexico. From 1996 to 2001, he was on the Board of Trustees of the University of New Mexico Hospital. From 1991 to 1993, he served on the New Mexico Quincentenary Commission. From 1991 to 1992, he served on the Advisory Committee of the New Mexico Border Development Authority.

     Matthew Milonas, Director. Mr. Milonas has been a special projects manager for MCI from February, 2005 to the present. From September, 2003 to January, 2005, he was a business analyst with GE Access-Quovadx, Inc. From November, 2002 to August, 2003, he was Assistant Controller and Human Resources Manager for International Marble and Granite, Inc. He served as Chief Financial Officer of DSSG, LLC from 2001 to 2002 and as Chief Financial Officer of FSOC. Inc. from 1996 to 1998, both restaurant chains based in Colorado. Additionally he has served as Controller for the Colorado Convention Center from 1991 to 1996, Brass Smith, Inc. from 1998 to 2001, a large manufacturing firm, and for IMG from 2002 to 2003, a large natural stone importer all which are based in Denver, Colorado. Mr. Milonas additionally has worked for INVESCO Funds as a staff auditor (1992-1994). He was also a Director of Inform World Wide Holdings, Inc., a public company. Mr. Milonas holds a Bachelor of Arts degree from Ft Lewis College, with a minor in psychology from Colorado State University.

     Troy Duran, Director. Mr. Duran is a communications and marketing specialist with more than 23 years experience in broadcast advertising. From 2002 to the present, he has owned his own radio production company, which specializes in imaging and voice-over work. Prior to that time, he was the production director for KMOX, news talk radio in St. Louis, Missouri from 2000 to 2002.

MEETINGS OF OUR BOARD OF DIRECTORS

     Our board of directors held no meetings during the year ended January 31, 2005. Our newly constituted board of directors held one meeting, on June 11, 2005.

COMPENSATION OF DIRECTORS

     We do not pay members of our Board of Directors any fees for attendance or similar remuneration, but reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

COMMITTEES OF OUR BOARD OF DIRECTORS

     Audit Committee

     Our board of directors has established an audit committee comprised of Mr. Ramirez and Mr. Milonas. Messrs. Ramirez and Milonas are independent of management.

     Compensation Committee

     Our entire board of directors serves as our compensation committee. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers.

     Nominating Committee

     Our board of directors does not have and does not intend to establish a nominating committee, and such functions are to be performed by the full board of directors.

     Code of Ethics

     We endeavor to adhere to the requirements as dictated by the SEC and provide assurances to outside investors and interested parties that our officers, directors and principal financial officer adhere to a reasonably responsible code of ethics and as such, we have adopted a code of ethics that applies to our executive officers.

INDEBTEDNESS OF MANAGEMENT

     No executive officer, present director, proposed director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

LEGAL PROCEEDINGS

     As of the date hereof, there is no material proceeding to which any director, officer, affiliate or stockholder of our is a party adverse to it.

FAMILY RELATIONSHIPS

     Troy Duran is the son of Karen Duran. Otherwise, there are no family relationships among our directors and officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Except as otherwise set forth below, the address of each of the persons listed below is: 5111 Juan Tabo Boulevard N.E. Albuquerque, New Mexico 87111

Shares of Common Stock

---------------------
NAME AND ADDRESS OF            PERCENTAGE OF SHARES
BENEFICIAL OWNER               NUMBER OF SHARES(2)    BENEFICIALLY OWNED (1)
-------------------            --------------------   ------------------------

Fred Montano                   325,755,707(3)                43.5%

Karen Duran                    276,252,804(3)                36.7%

Jerry Apodaca                         -0-                     -0-

Sebastian Ramirez                     -0-                     -0-

Matthew Milonas                       -0-                     -0-

Troy Duran                            -0-                     -0-

All executive officers         602,008,511                   80.2%
and directors as a
group (6 persons)

5% STOCKHOLDERS:

New World Development, Inc.     45,150,446                      6%

-------------------------
(1) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Based upon 752,507,441 shares of common stock outstanding and beneficially owned on August 18, 2005.

(3) Includes 45,148,674 shares of common stock jointly owned by Mr. Montano and Ms. Duran in Real Estate Services, Inc., an entity jointly controlled by Mr. Montano and Ms. Duran.
-------------------------

EXECUTIVE COMPENSATION AND CERTAIN OTHER TRANSACTIONS

                                CASH COMPENSATION

     The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our chief executive officers and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.


                           SUMMARY COMPENSATION TABLE

                               Annual Compensation                                 Long Term Compensation
                           ---------------------------                          ---------------------------
                                 Awards Payouts

Name                                                            Other
Restricted                         All
And                                           Salary            Annual            Stock            LTIP
Other
Principal                                  Compensation         Bonus          Compensation       Award(s)
Options/
Position                       Year            ($)                ($)             ($)
----------                 ----------       ----------        ----------        ----------       ----------
Janet                            2004        $     -0-
Brophy, Former                   2003        $  112,190              --
Chairman (1)                     2002        $   96,300              --
Chairman (1)                     2001        $   14,017              --
                                 2000        $     -0-               --

----------------------------
(1) Ms. Brophy became an officer and director in 2001. She became our Chairman in 2003. No payment for wages was paid to Ms. Brophy. All wages were accrued for the year ended January 31, 2004. Ms. Brophy's employment agreement was terminated during the year ended January 31, 2005.
----------------------------

     We have no compensation committee, retirement, pension, sharing, stock option, insurance or other similar programs but plan to establish such programs in the future, although there are no definitive plans to do so at this time.

     We do not pay members of our Board of Directors any fees for attendance or similar remuneration, but reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

2003 STOCK COMPENSATION PLAN 1

     We have a current registration statement on Form S-8 for our 2003 Stock Compensation Plan I. A total of 1,000,000 shares have been registered under the plan. We have issued a total of 674,826 shares and no options under this plan as of January 31, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires our officers and directors and persons owning more than ten percent of the Outstanding Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally,
Item 405 of Regulation S-B under the 34 Act requires us to identify in its Form 10-KSB and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have the following report to make under this section. None of our officers or directors made timely Form 3 or 4 filings. Mr. Robertson, a former director, did not make either a Form 3 or Form 4 Filing for the last fiscal year. Ms. Kettl, a former officer and director, did not make a timely Form 5 filing for the last fiscal year.

CAUTIONARY STATEMENTS

     If any of the following material risks occur, our business, financial condition or results of operations would likely suffer.

RISKS RELATING TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND NO HISTORY OF PROFITABILITY IN OUR PRESENT ORGANIZATION.

     We began 2003 but have a limited history of operations, which has been limited to the Sierra Norte development in Albuquerque, New Mexico. We have had no other commercial operations to date. Accordingly, we have limited relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships and competitive disadvantages as against larger and more established companies.

     We have generated $5,824,945 in revenue for the six months ended June 30, 2005, and will not generate any additional revenues after the completion of the Sierra Norte development unless we can develop new projects, which we cannot guarantee will happen. Any start-up delays due to problems with acquisition of properties, staffing, permitting or other operational issues would negatively impact us.

OUR FUTURE GROWTH REQUIRES ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE.

     Our operations require significant amounts of cash. We have financed our operations to date through borrowings and internally generated funds. We will be required to seek additional capital, whether from sales of equity or debt or additional bank borrowings, for the future growth and development of our business. We can give no assurance as to the terms or availability of such additional capital. Moreover, the indentures for our outstanding debt and our revolving credit facility contain provisions that restrict the debt we may incur in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may adversely affect our future growth and results of operations.

BECAUSE OF THE CYCLICAL NATURE OF OUR INDUSTRY, FUTURE CHANGES IN GENERAL ECONOMIC, REAL ESTATE CONSTRUCTION OR OTHER BUSINESS CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     The homebuilding industry is cyclical and is significantly affected by changes in general and local economic conditions, such as:

          o    employment levels;

          o    availability of financing for home buyers;

          o    interest rates;

          o    consumer confidence; and

          o    housing demand.

     An oversupply of alternatives to new homes, such as competitively priced rental properties and used homes, could depress new home prices and reduce our margins on the sale of new homes.

     The terrorist attacks or other acts of violence in the future, and any corresponding response by the United States, may adversely affect general economic conditions or cause a slowdown of the national economy.

     Inventory risks can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases. Thus, we may have bought and developed land on which we cannot build and sell homes. The market value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. We cannot assure you that the measures we employ to manage inventory risks will be successful.

     In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss.

     The homebuilding industry has from time to time experienced significant difficulties, including:

          o    shortages of qualified trades people;

          o reliance on local subcontractors, who may be inadequately capitalized;

          o    shortages of materials; and

          o volatile increases in the cost of materials, particularly increases in the price of lumber, drywall and cement, which are significant components of home construction costs.

     Weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, volcanic activity, floods and fires, can harm the homebuilding business. The climates and geology of many of the states in which we operate or propose to operate.

     As a result of all of the foregoing, in the future, potential customers may be less willing or able to buy our homes, or we may take longer or pay more costs to build them. We may not be able to recapture increased costs by raising prices in many cases because we fixed our prices up to six months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

FUTURE INCREASES IN INTEREST RATES OR REDUCTIONS IN MORTGAGE AVAILABILITY COULD PREVENT POTENTIAL CUSTOMERS FROM BUYING OUR HOMES AND ADVERSELY AFFECT OUR BUSINESS.

     Virtually all our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could depress the market for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their homes to potential buyers who need financing. This could adversely affect our results of operations.

     In addition, we believe that the availability of FHA and VA mortgage financing is an important factor in marketing many of our homes. Any limitations or restrictions on the availability of such financing could adversely affect our sales.

GOVERNMENTAL REGULATIONS COULD INCREASE THE COST AND LIMIT THE AVAILABILITY OF OUR DEVELOPMENT AND HOMEBUILDING PROJECTS AND ADVERSELY AFFECT OUR BUSINESS.

     We are subject to extensive and complex regulations that affect the development and homebuilding process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the costs of development or homebuilding.

     We also are subject to a variety of local, state and federal laws and regulations concerning protection of the environment. These environmental laws may result in delays, may cause us to incur substantial compliance and other costs, and can prohibit or severely restrict development and homebuilding activity in environmentally sensitive regions or areas.

OUR SUBSTANTIAL DEBT AND NEGATIVE STOCKHOLDERS' EQUITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We have a significant amount of debt. As of June 30, 2005, our total liabilities are $1,389,192, compared to total assets of $1,309,329. We have a total shareholders' deficit of $79,863 as of June 30, 2005.

     Possible Consequences. The amount of our debt could have important consequences to you. For example, it could:

     o limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

     o require us to dedicate a substantial portion of our cash flow from operations to payment of or on our debt and reduce our ability to use our cash flow for other purposes;

     o limit our flexibility in planning for, or reacting to, the changes in our business;

     o place us at a competitive disadvantage because we have more debt than some of our competitors; and

     o make us more vulnerable in the event of a downturn in our business or in general economic conditions.

     Dependence on Future Performance. Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by financial, political, business and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations, because borrowings under our revolving credit facility bear interest at floating rates. We have not entered into "interest rate swap" agreements to date to lessen the impact.

     Our acquisition and development notes as of June 30, 2005 total $552,553. Bassed on the current level of operations, we believe our cash flow from operations, available cash and available borrowings under our revolving credit facility will be adequate to meet our future liquidity needs. We cannot assure you, however, that in the future our business will generate sufficient cash flow from operations or that borrowings will be available to us in an amount sufficient to enable us to pay or refinance our indebtedness or to fund other liquidity needs.

     Credit Facility Restrictions. The indentures governing our revolving credit facility impose restrictions on our operations and activities. The most significant restrictions relate to debt incurrence, lien incurrence, sales of assets and cash distributions by us and require us to comply with certain financial covenants. If we fail to comply with any of these restrictions or covenants, the banks could cause our debt to become due and payable prior to maturity. In addition, available credit under our revolving credit facility is subject to limitations based on specified percentages of the costs of unsold homes, developed lots and lots under development included in inventory and the amount of other senior, unsecured indebtedness.

HOMEBUILDING IS VERY COMPETITIVE, AND COMPETITIVE CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     The homebuilding industry is highly competitive. Homebuilders compete not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor. We compete with other local, regional and national homebuilders, including those with a sales presence on the Internet, often within larger subdivisions designed, planned and developed by such homebuilders. The competitive conditions in the homebuilding industry could result in:

     o    difficulty in acquiring suitable land at acceptable prices;

     o    increased selling incentives;

     o    lower sales or profit margins; or

     o    delays in construction of our homes.

WE CANNOT ASSURE YOU THAT OUR GROWTH STRATEGIES WILL BE SUCCESSFUL.

     We are focused on building new developments. Although we believe that we have been successful in doing so in the past, we can give no assurance that we will continue to be able to identify, acquire and integrate successful strategic acquisitions in the future. Moreover, we may not be able to implement successfully our operating and growth strategies within our existing and proposed markets.

WE MAY NOT BE ABLE TO RETAIN OUR KEY EXECUTIVES WHOM WE NEED TO SUCCEED, AND NEW QUALIFIED PERSONNEL ARE EXTREMELY DIFFICULT TO ATTRACT.

     We believe that our continued success will depend to a significant extent upon the efforts and abilities of our senior management team, including Fred Montano , our Chairman and Chief Executive Officer and Karen Duran, Secretary and Treasurer. Our failure to retain these individuals, in particular, or to attract and retain additional qualified personnel, could adversely affect our operations. We do not currently carry key-man life insurance on any of our officers.

                   CONSIDERATIONS RELATED TO OUR COMMON STOCK

THERE HAS PREVIOUSLY BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK, AND OUR STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH SUCH SHARES WERE PURCHASED, OR AT ALL.

     There has been no active public market for our common stock to date. We have not disclosed in this Report information regarding past trading of our common stock because we are conducting a different type of business following the merger. An active public market for the common stock may not develop or be sustained. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control.


     The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of energy-related companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

BECAUSE WE BECAME PUBLIC BY MEANS OF A REVERSE MERGER, WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

     Additional risks may exist since we became public through a "reverse acquisition." Securities analysts of major brokerage firms may not provide us with coverage since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

OUR COMMON STOCK MAY BE CONSIDERED "A PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

     The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Initially, the market price of our common stock is likely to be less than $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the NASD's OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE, AND THEIR SALE COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become gradually available for resale in the public market pursuant to the registration of those shares the supply of our common stock will increase, which could decrease its price. Some or all of these shares of common stock may be offered from time to time in the open market pursuant to Rule 144 (or pursuant to a registration statement, if one is effective), and these sales may have a depressive effect on the market for the shares of our common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF OTHER STOCKHOLDERS.

     Our officers, directors and principal stockholders control approximately 86.2% of our currently outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS FOR THE FORESEEABLE FUTURE, AND THE LACK OF DIVIDENDS MAY HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

     We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

                          CAUTIONARY LANGUAGE REGARDING
                  FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

     Some of the statements under "Cautionary Statements," "Description of Business" and elsewhere in this Report constitute "forward-looking statements" that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Report.

     All statements, other than statements of historical facts, included in this Report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect,"

"project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. We are under no duty to update any forward-looking statements or other information contained in this Report. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Cautionary Statements" and elsewhere in this Report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that act, file periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 and are available on the SEC's website at "www.sec.gov."

ACCOUNTING TREATMENT

     The Acquisition has been accounted for as a reverse acquisition, since the members of Sierra Norte own a majority of the outstanding shares of common stock of us immediately following the Acquisition. Sierra Norte is deemed to be the acquiror in the reverse Acquisition and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Sierra Norte and will be recorded at the historical cost basis of Sierra Norte. We intend to carry on Sierra Norte's business as a wholly-owned subsidiary.

CORPORATE OFFICE

     Our executive offices are located at 5111 Juan Tabo Boulevard, NE, Albuquerque, New Mexico 87111. Our new telephone number is (866) 302-2248.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), our audited financial statements have been filed with this Current Report on Form 8-K and are attached.

     (b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial have been filed with this Current Report on Form 8-K and are attached.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 24, 2005                        Falcon Ridge Development Inc.


                                           By:   /s/ Fred Montano
                                               ------------------------------
                                                Fred Montano (President)

                          FALCON RIDGE DEVELOPMENT INC.
                          Index to Financial Statement

                                                                            Page
                                                                           ----

Reports of Independent Registered Public Accounting Firm ................   F-2

Balance Sheets, at June 30, 2005 (unaudited) and December 31, 2004 ......   F-3

Statements of Operations, for the six months ended June 30, 2005 and 2004
     (unaudited) and the years ended December 31, 2004 and 2003 .........   F-4

Statements of Changes in Shareholders' Deficit for the period from January 1, 2003 through December 31, 2004 and for the period
     from January 1, 2005 through June 30, 2005 (unaudited) .............   F-5

Statements of Cash Flows, for the six months ended June 30, 2005 and 2004
     (unaudited) and the years ended December 31, 2004 and 2003 .........   F-6

Notes to Financial Statements ...........................................   F-7

Unaudited Pro Forma Combined Statements of Operations
     for the Period Ended December 31, 2004............................... F-13

             Report of Independent Registered Public Accounting Firm


To the Board of Directors
Falcon Ridge Development Inc.:


We have audited the accompanying balance sheet of Falcon Ridge Development Inc. as of December 31, 2004, and the related statements of operations, changes in shareholders' deficit, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Ridge Development Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with generally accepted accounting principles in the United States.




/s/ Cordovano and Honeck LLP
----------------------------
Cordovano and Honeck LLP
Denver, Colorado
July 25, 2005

                          FALCON RIDGE DEVELOPMENT INC.
                                 Balance Sheets

                                                               June 30,      December 31,
                                                                 2005           2004
                                                             -----------    -----------
                                                            (unaudited)
                                     Assets
Current Assets:
    Cash and cash equivalents ............................   $   140,618    $   158,834
    Land and development costs (Note 3) ..................     1,161,134      4,684,533
    Other asset (Note 2) .................................          --           45,461
                                                             -----------    -----------

               Total current assets ......................     1,301,752      4,888,828

Equipment, net of accumulated depreciation ...............         7,577           --
                                                             -----------    -----------

               Total assets ..............................   $ 1,309,329    $ 4,888,828
                                                             ===========    ===========

                      Liabilities and Shareholders' Deficit

Current Liabilities:
    Accounts payable and accrued liabilities .............   $   279,619    $   624,539
    Indebtedness to related party (Note 2) ...............       379,305         80,000
    Deferred revenue .....................................       177,714        315,714
    Acquisition and development notes payable (Note 4) ...       552,554      4,440,220
                                                             -----------    -----------

               Total liabilities .........................     1,389,192      5,460,473
                                                             -----------    -----------

Shareholders' deficit:
    Common stock, $0.001 par value, 900,000,000 shares
      authorized, 137,265,372 (unaudited) and 100,000,000
        shares issued and outstanding ....................       137,265        100,000
    Additional paid-in capital ...........................       210,644        210,644
    Retained deficit .....................................      (427,772)      (882,289)
                                                             -----------    -----------
                                                                            -----------
               Total shareholders' deficit ...............       (79,863)      (571,645)
                                                             -----------    -----------

               Total liabilities and shareholders' deficit   $ 1,309,329    $ 4,888,828
                                                             ===========    ===========

                 See accompanying notes to financial statements

                          FALCON RIDGE DEVELOPMENT INC.
                            Statements of Operations

                                                      Six Months Ended                     Years Ended
                                                          June 30,                         December 31,
                                                ------------------------------    -------------------------------
                                                    2005             2004             2004              2003
                                                -------------    -------------    -------------    -------------
                                                 (unaudited)     (unaudited)
Real estate sales:
    Net sales ...............................   $   5,824,945    $   1,332,311    $   2,720,867    $     931,634
    Costs of sales ..........................      (5,261,696)      (1,432,180)      (2,793,739)      (1,031,403)
                                                -------------    -------------    -------------    -------------

               Gross profit (loss) ..........         563,249          (99,869)         (72,872)         (99,769)

Selling, general and administrative expenses           41,490           19,897           44,263           33,948
                                                -------------    -------------    -------------    -------------

               Operating income (loss) ......         521,759         (119,766)        (117,135)        (133,717)
                                                -------------    -------------    -------------    -------------

Nonoperating income .........................            --               --               --                197
                                                -------------    -------------    -------------    -------------

               Net income (loss) ............         521,759         (119,766)        (117,135)        (133,520)
                                                -------------    -------------    -------------    -------------

Pro forma adjustments:
    Members' distributions (Note 2) .........         (30,000)        (315,817)        (631,634)            --
    Income taxes ............................         (96,918)            --               --               --
                                                -------------    -------------    -------------    -------------
               Pro forma net income (loss) ..   $     394,841    $    (435,583)   $    (748,769)   $    (133,520)
                                                =============    =============    =============    =============

Net income (loss) per share .................   $        0.00    $       (0.00)   $       (0.00)   $       (0.00)
                                                =============    =============    =============    =============

Pro forma net income (loss) per share .......   $        0.00    $       (0.00)   $       (0.01)   $       (0.00)
                                                =============    =============    =============    =============

Weighted average number of shares outstanding     110,647,249      100,000,000      100,000,000      100,000,000
                                                =============    =============    =============    =============

                 See accompanying notes to financial statements

                          FALCON RIDGE DEVELOPMENT INC.
                  Statement of Changes in Shareholders' Deficit


                                                           Common Stock          Additional
                                                    --------------------------    paid-in         Retained
                                                     Shares        Par Value      capital          deficit          Total
                                                   ------------   ------------   ------------    ------------    ------------
Balance at
    January 1, 2003 ............................   *100,000,000   $    100,000   $   (100,000)   $       --      $       --
Contributed asset (Note 2) .....................           --             --          282,500            --           282,500
Contributed development costs (Note 2) .........           --             --           28,144            --            28,144
Net loss .......................................           --             --             --          (133,520)       (133,520)
                                                   ------------   ------------   ------------    ------------    ------------

Balance at
    December 31, 2003 ..........................   *100,000,000        100,000        210,644        (133,520)        177,124
Cash dividend distribution .....................           --             --             --          (582,000)       (582,000)
Deemed dividend distribution (Note 2) ..........           --             --             --           (49,634)        (49,634)
Net loss .......................................           --             --             --          (117,135)       (117,135)
                                                   ------------   ------------   ------------    ------------    ------------
Balance at
    December 31, 2004 ..........................   *100,000,000        100,000        210,644        (882,289)       (571,645)

Dividend distribution (unaudited) ..............           --             --             --           (30,000)        (30,000)
Merger with PocketSpec
    Technologies, Inc (unaudited) (Note 1 and 5)     37,265,372         37,265           --           (37,242)             23
Net income (unaudited) .........................           --             --             --           521,759         521,759
                                                   ------------   ------------   ------------    ------------    ------------

Balance at
    June 30, 2005 (unaudited) ..................   $137,265,372   $    137,265   $    210,644    $   (427,772)   $    (79,863)
                                                   ============   ============   ============    ============    ============

    * Restated (See footnote 5)

                 See accompanying notes to financial statements

                          FALCON RIDGE DEVELOPMENT INC.
                            Statements of Cash Flows

                                                                  Six Months Ended                Year Ended
                                                                      June 30,                    December 31,
                                                              --------------------------    -------------------------
                                                                 2005           2004           2004           2003
                                                              -----------    -----------    -----------    -----------
                                                              (unaudited)
(unaudited)
Cash flows from operating activities:

   Net income (loss) ......................................   $   521,759    $  (119,766)   $  (117,135)   $  (133,520)
   Adjustments to reconcile net income (loss) to net cash
     used by operating activities:
       Changes in operating assets and liabilities,
        excluding effects of business combinations:
          Land development costs ..........................     3,523,422        352,188       (825,647)    (3,858,886)
          Other receivables ...............................          --          (10,201)        49,634        (49,634)
          Other current assets ............................        45,461         94,712        175,043       (220,504)
          Acquisition and development notes ...............    (3,868,625)      (331,916)       753,643      3,686,577
          Accounts payable ................................      (344,920)        59,365        555,627         68,912
          Builders deposit ................................      (138,000)       (11,000)       161,714        154,000
          Related party payable ...........................          --             --           10,000         70,000
                                                              -----------    -----------    -----------    -----------
             Net cash (used in) provided by
               operating activities .......................      (260,903)        33,382        762,879       (283,055)
                                                              -----------    -----------    -----------    -----------

Cash flows from investing activities:
   Acquisition of equipment and leasehold improvements ....        (7,577)          --             --             --
                                                              -----------    -----------    -----------    -----------
             Net cash used in
               investing activities .......................        (7,577)          --             --             --
                                                              -----------    -----------    -----------    -----------

Cash flows from financing activities:
   Proceeds from related party loan .......................       266,000        170,000        170,000           --
   Proceeds from acquisition and development notes payable        430,822      1,040,348      2,875,426        729,766
   Repayments of related party loan .......................          --         (170,000)      (170,000)          --
   Repayments of acquistion and development notes payable .      (416,558)    (1,040,348)    (2,925,060)      (419,122)
   Distributions paid .....................................       (30,000)          --         (582,000)          --
                                                              -----------    -----------    -----------    -----------
             Net cash provided by (used in)
               financing activities .......................       250,264           --         (631,634)       310,644
                                                              -----------    -----------    -----------    -----------

             Net change in cash and
               cash equivalents ...........................       (18,216)        33,382        131,245         27,589

Cash and cash equivalents:
   Beginning of period ....................................       158,834         27,589         27,589           --
                                                              -----------    -----------    -----------    -----------

   End of period ..........................................   $   140,618    $    60,971    $   158,834    $    27,589
                                                              ===========    ===========    ===========    ===========

Supplemental disclosure of cash flow information: Cash paid during the year for:
     Income taxes .........................................   $      --      $      --      $      --      $      --
                                                              ===========    ===========    ===========    ===========
     Interest .............................................   $    76,256    $    43,246    $   115,408    $    16,840
                                                              ===========    ===========    ===========    ===========

Non-cash investing and financing activities:
   Purchase of land and development costs for notes payab$e   $      --      $      --      $      --      $(2,955,084)
                                                              ===========    ===========    ===========    ===========

                 See accompanying notes to financial statements

                          FALCON RIDGE DEVELOPMENT INC.
                          Notes to Financial Statements


(1)  Summary of Significant Accounting Policies

Organization and Basis of Presentation
--------------------------------------
Effective May 20, 2005, Sierra Norte LLC ("SNLLC") was acquired by PocketSpec Technologies, Inc. ("PTI") in an equity-for-equity exchange. SNLLC was organized in February 2003. PTI was incorporated under the laws of Colorado in 1998. In June 2005, PTI changed its domicile to Nevada and its name to Falcon Ridge Development Inc. (the "Company" or "Falcon Ridge").

Since incorporation in 1998, PTI has conducted three businesses. Originally PTI was in the retail arts and crafts industry. PTI then transitioned into the real estate development business, where it acquired and developed real estate properties for its own account, primarily in Colorado. Finally, PTI became a technology company. In 1999, PTI filed a registration statement on Form 10-SB with the U.S. Securities and Exchange Commission to become a reporting company under Section 12G of the Securities and Exchange Act of 1934.

Falcon Ridge is engaged in the real estate industry and acquires tracts of raw land and develops them into residential lots for sale to homebuilders. In addition, Falcon Ridge plans to expand its operations into the homebuilding business. These operations are predominantly located in City of Rio Rancho, New Mexico. Since inception, the Company has developed one property known as Sierra Norte. The Company plans to expand in the homebuilding business

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. The Company had no cash equivalents at June 30, 2005 (unaudited) and December 31, 2004.

Revenue Recognition and Deferral Policy on Sales of Real Estate
---------------------------------------------------------------
The profit on sales of real estate is accounted for in accordance with the provisions of SFAS No. 66, "Accounting for Sales of Real Estate." The Company recognizes revenue from the sale of real estate at the time the sale is closed and the title is transferred from the Company to the buyer.

Earnest money deposits of $177,714 (unaudited) and $315,714 were deferred for the six months ended June 30, 2005 and for the year ended December 31, 2004, respectively, as the deposits did not meet the criteria established under SFAS No. 66.

Land Development Costs
----------------------
The carrying value of land and development includes the initial acquisition costs of land, improvements thereto, and other costs incidental to the acquisition or development of land. These costs are allocated to properties on a relative sales value basis and are charged to costs of sales as specific properties are sold. Due to the nature of the business, land and development costs have been classified as an operating activity on the consolidated statement of cash flows.

Environmental impact credits received from the sales of amenities are offset against land development costs. Interest of $94,744 (unaudited) and $214,943 was capitalized to land and development during the six months ended June 30, 2005 and for the year ended December 31, 2004, respectively. No real estate taxes were capitalized for either period.

Equipment and Depreciation
--------------------------
Property and equipment are recorded at cost. Expenditures that extend the useful lives of assets are capitalized. Repairs, maintenance and renewals that do not extend the useful lives of the assets are expensed as incurred. Depreciation is provided on the straight-line method over the following estimated useful lives: furniture, 7 years; equipment, 5 years.

Earnings (loss) per Common Share
--------------------------------
Basic net income per share is computed by dividing the net income available to common shareholders (the numerator) for the period by the weighted average number of common shares outstanding (the denominator) during the period. The computation of diluted earnings is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

At June 30, 2005 (unaudited) and December 31, 2004, there was no variance between basic and diluted loss per share as there were no potentially dilutive common shares outstanding.

Long Lived Assets
-----------------
The Company has reviewed the recoverability of long-lived assets, including real estate held for development and sale, and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There has been no material impairment of long-lived assets reflected in the consolidated financial statements for the six months ended June 30, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003.

In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting For the Disposal or Impairment of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and requires that one accounting impairment model be used for long-lived assets to be disposed of by sales, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 on January 1, 2002. There were no adjustments from the adoption of SFAS No. 144 for the year ended December 31, 2004.

Income Taxes
------------
In tax years December 31, 2004 and 2003, the Company operated as a limited liability company, and therefore was exempt from taxation; instead, its earnings and losses are included in the personal returns of the members and taxed depending on the individual's personal tax situation.

Financial Instruments and Concentration of Credit Risk
------------------------------------------------------
The carrying amounts of the Company's financial assets and liabilities, including cash, and accounts payable at June 30, 2005 (unaudited) and December 31, 2004, approximate fair value because of the short maturity of these instruments. The carrying amount of the Company's notes payable approximates fair value at June 30, 2005 (unaudited) and December 31, 2004, since the notes are at floating rates or fixed rates that approximate current market rates for notes with similar risks and maturities.

For the six months ended June 30, 2005 and 2004 (unaudited) and for the years ended December 31, 2004 and 2003, 100% of the Company's sales were to three homebuilders. For the six months ended June 30, 2005 and 2004 and for each of the years ended December 31, 2004 and 2003, three vendors represented approximately 92%, 93%, 91% and 79%, respectively, of the Company's total purchases. The Company's reliance on certain vendors can be shifted to alternative sources of supply for products it sells should such changes be necessary.

Pro Forma Provision for Salary Distributions and Income Taxes
-------------------------------------------------------------
The accompanying statements of operations include pro forma adjustments to reflect as salaries distributions to officers/shareholders that were made while the Company operated as an LLC, and to reflect an estimated provision for income taxes. Prior to the reverse acquisition, the Company was organized as a limited liability company and, consequently, was not subject to income tax. The effective income tax rate used on the pro forma adjustments is that estimated had the Company been a C corporation.

Unaudited Financial Information
-------------------------------
The accompanying financial information as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 is unaudited. In the opinion of management, all normal and recurring adjustments which are necessary to provide a fair presentation of operating results for the six months ended June 30, 2005 and 2004 have been made. The results of operations for the six months ended June 30, 2005 is not necessarily indicative of the results to be expected for the year.

Recently Issued Accounting Standards
------------------------------------
In December 2004, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 123R "Share Based Payment". This statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest. This statement is effective for public entities that file as small business issuers, as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.


(2)  Related Party Transactions

The Company conducts its operations, along with other affiliated entities, in a building owned by two of the Company's officers/shareholders, whereby it uses the office facility and labor. During the years ended December 31, 2004 and 2003, the Board of Directors of the Company estimated the value of such an arrangement to be $101,150 and $29,744, respectively based on amount of time spent on the Company's project and rates for similar space in the local area. The accompanying financial statements reflect 34% and 84% of the office space, facilities, and labor as costs directly related to the development of the Company's projects during the years ended December 31, 2004 and 2003, respectively. The Company reimburses its costs through an arrangement with its common members. During the years ended December 31, 2004 and 2003, the Company recorded $10,369 and $85,168, respectively, as development costs. On January 1, 2005, the Board of Directors of the Company increased the estimated value of the use of the office facility and labor to $275,000 (unaudited) per year, due to increase in rent and labor. At June 30, 2005, the Company recorded $111,969 (unaudited) as development costs.

During the years ended December 31, 2004 and 2003, SNLLC's principal members charged their individual time and effort to the Company totalling $68,400 and $7,350, respectively. The value of management's time and effort was estimated by the amount of time spent on SNLLC's project. The manager approved such estimates. For the years ended December 31, 2004 and 2003, the Company recognized $68,400 and $7,350, as part of development costs. The Company reviews the estimated rate from time-to-time. At June 30, 2005 and December 31, 2004, $379,305 (unaudited) and $80,000, respectively, were due to affiliate and included in the accompanying financial statements as indebtedness to related party. In addition, $28,144 of development costs was recorded as contributed capital during the year ended December 31, 2003.

During the six months ended June 30, 2005, a principal member advanced the Company $266,000 (unaudited) for working capital purposes. At June 30, 2005, the balance of $266,000 (unaudited) remained outstanding and included as indebtedness to related party in the accompanying financial statements.

During the years ended December 31, 2004 and 2003, affiliates paid for certain expenses on behalf of the Company totaling $170,000 and $97,241, respectively. At December 31, 2004, advances from affiliates were repaid.

During the year ended December 31, 2003, the Company overdrew $49,634 from a line of credit for development costs. The amount was subsequently recorded by the Company as a deemed distribution in the accompanying financial statements.

During the year ended December 31, 2003, an affiliate of the Company contributed impact fee credits to the Company in the amount of $282,500. Impact fee credits were sold to homebuilders for cash. At June 30, 2005 and December 31, 2004, unused impact fee credits were $-0- (unaudited) and $45,461, respectively.

During the six months ended June 30, 2005, a family member of an affiliate of the Company purchased a property lot from the Company valued at approximately $5,000. This person also paid associated fees of approximately $3,000.


(3)  Real Estate Operations

The Company is in the process of developing approximately 80 acres of raw land in the City of Rio Rancho, New Mexico. The land was divided into two phases. Phase one consists of 26 acres of land subdivided into 116 home sites and phase two consists of 54 acres of land subdivided into 256 home sites. Home sites are sold to three different builders. At June 30, 2005, Phase one is approximately 100% (unaudited) complete and Phase two is approximately 99% (unaudited) complete. At December 31, 2004, Phase one is approximately 100% complete and Phase two is approximately 50% complete.

Land and development costs, consist of the following:


                                                  June 30,   December 31,
                                                   2005         2004
                                                ----------   ----------
                                                (unaudited)
     Land acquisition costs .................   $  382,001   $1,705,000
     Land development costs .................      715,579    2,775,313
     Capitalized interest ...................       63,554      204,220
                                                ----------   ----------
                                                $1,161,134   $4,684,533
                                                ==========   ==========

(4)  Acquisition and Development Notes Payable

Acquisition and development notes payable consist of the following: [OBJECT OMITTED]Aggregate maturities required on long-term debt at December 31, 2004, are as follows:

                                                                               June 30,   December 31,
                                                                                 2005        2004
                                                                              ----------   ----------
                                                                              (unaudited)
Notes payable to a bank, interest at prime plus 1%, due
     on demand, collateralized by real estate mortgage held
     by respective lender.  Total financing under the loan
     agreement is $4,633,451 ..............................................   $  375,644   $1,469,021
Notes payable to a bank, interest at prime plus 1%, due
     on demand, collateralized by real estate mortgage held
     by respective lender.  Total financing under the loan
     agreement is $2,617,430 ..............................................            0    2,154,641
Notes payable to seller, interest at 7%, interest only payable monthly, with a balloon payment due October 2007,
     Collateralized by a second mortgage on real estate
     Total financing under the agreement is $871,000 ......................      176,910      816,558
                                                                              ----------   ----------
                                                                              $  552,554   $4,440,220
                                                                              ==========   ==========

The Company finances its land acquisition program and land development costs with credit facilities obtained from commercial and private lenders. Under the terms of each loan agreement, the Company is required to make loan payments as lots are sold to obtain release of the lien on those lots.

The Company has been making principal payments under the note payable to seller, although not required, under the terms of the contract to do so.

The Company incurred interest costs of $94,744 (unaudited), $214,943 and $190,759, respectively, for the six months ended June 30, 2005 and for the years ended December 31, 2004 and 2003 of which $94,744 (unaudited), $214,943 and $190,759, respectively, was capitalized.


(5)  Reverse Merger and Sale of Subsidiary

On May 20, 2005, SNLLC exchanged certificates representing 100 percent of its equity securities for 100,000,000 shares of the common stock of PTI. The acquisition has been treated as a recapitalization of SNLLC, a New Mexico limited liability company, with PTI the surviving legal entity. Since PTI had, after the sale of its color comparison devices business, minimal assets, (consisting of cash) and no operations, the recapitalization has been accounted for as the sale of 37,265,372 shares of common stock for the net assets of PTI. Costs of the transaction have been charged to the period. After the closing of the acquisition, there were 137,265,372 shares of common stock of the Company issued and outstanding.

SNLLC is deemed to be the acquirer in the reverse acquisition and, consequently, the assets and liabilities and historical operations that are reflected in the accompanying financial statements are those of SNLLC and are recorded at the historical cost basis of SNLLC.

Immediately following the closing, PTI sold to a group of its shareholders PTI's color comparison devices business in exchange for an indemnification from liabilities by these investors. These shareholders assumed the color comparison devices business including its liabilities. The sale was consummated between related parties. Accordingly, the sale was booked as a capital transaction and no gain or loss on the transaction was recorded.


(6)  Subsequent Events

Name Change and Re-incorporation
--------------------------------

In July 2005, PTI changed its name to Falcon Ridge Development Inc. and merged into Falcon Ridge Development Inc., a Nevada corporation.

Acquisition of Spanish Trails, LLC
----------------------------------

On July 6, 2005, the Company entered into an exchange of securities whereby it acquired 100% of the ownership of Spanish Trails, LLC ("STLLC"), a New Mexico limited liability company, in exchange for the issuance of a total of 614,882,069 common shares. As a result, 752,507,441 shares of common stock were issued and outstanding after the exchange. STLLC is a newly formed New Mexico limited liability company incorporated to develop approximately 2,300 acres in southern New Mexico into a residential and golf community.

                          FALCON RIDGE DEVELOPMENT INC.
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2004


The unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2004 (the "Pro Forma Combined Financial Statements") gives effect to the acquisition of Sierra Norte LLC (SNLLC), the operating company, by PocketSpec Technologies, Inc. (PTI), the Registrant. Subsequent to the acquisition, the Company's name was changed to Falcon Ridge Development Inc. and the state of domicile was changed to Nevada.

The unaudited pro forma combined statement of operations are presented as if the acquisition occurred at the beginning of the period presented.

The pro forma combined financial statements were taken from the financial statements of SNLLC for the year ended December 31, 2004 and the financial statements of the Registrant for the year ended January 31, 2005.

The unaudited Pro Forma Combined Financial Statements are based upon historical financial statements of the SNLLC and PTI.

The pro forma adjustments and the resulting pro forma combined financial statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Registrant.

The Pro Forma Combined Statements of Operations are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the dates indicated, or that may be achieved in the future. Furthermore, the Pro Forma Combined Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters.

The Pro Forma Combined Financial Statements and notes thereto should be read in conjunction with the accompanying historical financial statements and notes thereto of Falcon Ridge Development Inc. and the audited financial statements of the Registrant in its Annual Report on Form 10-KSB for the year ended January 31, 2005.

                          FALCON RIDGE DEVELOPMENT INC.
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2004



                          FALCON RIDGE DEVELOPMENT INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2004

                                                                                       Pro Forma
                                                                      Pocket Spec      Adjustments
                                                     Sierra Norte     Technologies,    Increase         Pro Forma
                                                         LLC             Inc.          (Decrease)        Combined
                                                    -------------    -------------    -------------    -------------
Revenues ........................................   $   2,720,867    $     247,372    $        --      $   2,968,239
Cost of revenues ................................       2,793,739          125,308             --          2,919,047
                                                    -------------    -------------    -------------    -------------
        Gross profit ............................         (72,872)         122,064             --             49,192
                                                    -------------    -------------    -------------    -------------

Costs and expenses:
     Selling, general and administrative ........          44,263          375,217          631,634        1,051,114
     Stock-based compensation ...................            --             31,462             --             31,462
     Rent expense to related party ..............            --             54,600             --             54,600
     Research and development ...................            --                224             --                224
     Depreciation ...............................            --             60,881             --             60,881
                                                    -------------    -------------    -------------    -------------
        Total operating expenses ................          44,263          522,384          631,634        1,198,281
                                                    -------------    -------------    -------------    -------------

        Loss before income taxes ................        (117,135)        (400,320)        (631,634)        (517,455)

Interest expense ................................            --            (75,892)            --            (75,892)

Provision for income taxes (benefit) ............            --               --               --               --
                                                    -------------    -------------    -------------    -------------
        Net loss ................................   $    (117,135)   $    (476,212)   $    (631,634)   $    (593,347)
                                                    =============    =============    =============    =============

Net loss per share:
     Basic ......................................   $       (0.00)       $ (0.01))    $      (0.020)   $       (0.01)
                                                    =============    =============    =============    =============
     Shares used for computing net loss per share     100,000,000       36,601,109      (36,601,109)     100,000,000
                                                    =============    =============    =============    =============

Acquisition

On May 20, 2005, SNLLC exchanged certificates representing 100 percent of its equity securities for 100,000,000 shares of the common stock of PTI. The acquisition has been treated as a recapitalization of SNLLC, a New Mexico limited liability company, with PTI the surviving legal entity. Since PTA had, prior to the recapitalization, minimal assets, (consisting principally of cash) and no operations, the recapitalization has been accounted for as the sale of 37,265,372 shares of common stock for the net assets of PTI. Costs of the transaction have been charged to the period.

In July 2005, PTI changed its name to Falcon Ridge Development Inc. and re-incorporated in the state of Nevada.

Assumptions

   A. Adjustment to increase officer salaries to $631,634 less consideration paid to these individuals during the year ended December 31, 2004.